UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 11, 2013

URBAN BARNS FOODS INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-53942
Commission File Number

7170 Glover Drive
Milner, British Columbia, Canada V0X 1T0
(Address of principal executive offices)
Registrant’s telephone number, including area code:
604.888.0420

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Delaney Equity Group LLC

On June 11, 2013, the Board of Directors of Urban Barns Foods Inc., a Nevada corporation (the “Corporation”) authorized the execution of that certain one year non-exclusive placement agent/investment banking agreement (the "Placement Agent Agreement") with Delaney Equity Group LLC ("Delaney Equity"). In accordance with the terms and provisions of the Placement Agent Agreement: (i) Delaney Equity shall use its commercially reasonable best efforts to provide certain services to the Corporation including, but not limited to, obtaining capital for the Corporation or any of its projects; (ii) the Corporation shall pay to Delaney Equity a scalable cash fee equal to 10% of the equity funds raised up to $3,000,000, 8% of the funds raised between $3,000,000 and $5,000,000, and 6% of the funds raised over $5,000,000; and (iii) the Corporation shall issue to Delaney Equity warrants equal to 3% of the number of shares purchased by investors, which shall be exercisable at $0.07 per share for a period of 36 months after issuance.

Optimize Capital Markets

On June 17, 2013, the Board of Directors of the Corporation authorized the execution of an additional six-month financial agent agreement (the "Financial Agent Agreement") with Optimize Capital Markets ("Optimize Capital") In accordance with the terms and provisions of the Financial Agent Agreement: (i) Optimize Capital shall provide investment banking services to the Corporation, which includes representing the Corporation in its best efforts to obtain financing for the Corporation in an amount up to $6,000,000 USD whether in one or a series of transactions in either debt financing, convertible debentures, equity financing, bank financing or any other securities; (ii) the Corporation shall pay to Optimize Capital a financing fee equal to 2% on any funds raised through certain specified individuals, 10% of any equity funds raised up to $3,000,000, 8% of any convertible debt funds raised up to $3,000,000, 8% of any equity funds raised between $3,100,000 and $5,000,000 and 6% of any funds raised over $5,000,000 from investors; and (iii) the Corporation shall issue to Optimize Capital warrants with the option to purchase one share of common stock for each warrant exercisable for a period of three years at an exercise price of $0.07 per share with the number of warrants to be issued to be 3% of the aggregate amount invested by investors divided by $0.07. If the warrants are not exercised within two years, the Corporation can call the warrants in the event of any other liquidity of financing event that is completed or if the Corporation's shares are trading at a premium of 200% to the exercise price of $0.21 or greater for thirty trading days or more.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 24, 2013	Urban Barns Foods Inc.
(Registrant)

/s/ Jacob Benne Jacob Benne President, Chief Executive Officer, Director